Duska Therapeutics Plans 505(b)(2) NDA Filing Route for ATPaceTM

LA JOLLA, Calif., April 24 /PRNewswire-FirstCall/ -- Duska Therapeutics, Inc. (OTCBB: DSKA.OB) (“Duska” or the “Company”), a biotechnology company developing medical products based on adenosine 5'-triphosphate (ATP) and P2 receptor-related technologies, announced today that the Company’s management and clinical and regulatory consultants met on April 16 with members of the United States Food and Drug Administration (FDA) Division of Cardiovascular and Renal Products. The purpose of the meeting was to discuss the appropriate regulatory pathway for filing a marketing application of ATPaceTM as an antiarrhythmic drug for the acute termination of paroxysmal supraventricular tachycardia (PSVT).

Based on discussions held during the meeting and prior written communications between Duska and the FDA, the Company believes that the FDA would consider a New Drug Application (NDA) under section 505(b)(2) for ATPaceTM subject to additional clinical data to be furnished by the Company. The 505(b)(2) NDA relies in part upon relevant published data obtained by entities other than the Company.

Dr. James Kuo, Duska’s Chairman and CEO, said, “I am pleased to report that this meeting with the FDA was both positive and constructive. Together with our CRO, Cato Research, Inc., we have already commenced activities aimed at the generation of the supplemental data requested by the FDA. The 505(b)(2) NDA filing provides an expedited route for potential approval of ATPaceTM,” he added.

Dr. Amir Pelleg, Duska’s President and Chief Scientific Officer, stated, “It has been our goal to commercialize the first ATP-based drug in the United States and I believe we are now much closer to attaining that goal as a result of this meeting. Formulations of ATP, which is the active ingredient in ATPaceTM, have been used for over 50 years in Europe in the treatment of PSVT. I am confident that our drug would manifest a safety and efficacy profile similar to that of the European formulations.”

About ATPaceTM

ATPaceTM is Duska’s investigational intravenous pharmaceutical formulation of ATP for the acute treatment of paroxysmal supraventricular tachycardia (PSVT). The bradycardic (heart rate slowing) effect of ATP, in particular its transient blockade of atrio-ventricular nodal conduction, has been shown in multiple published clinical studies to terminate re-entrant PSVT involving the atrio-ventricular node.

About PSVT

PSVT (paroxysmal supraventricular tachycardia) is a rapid regular heart rate originating in the atria. It has been estimated that there are 89,000 new cases per year in the United States alone. PSVT is one of the most common cardiac arrhythmias.

About Duska Therapeutics, Inc.

Duska Therapeutics, Inc., based in La Jolla, California, is an emerging biotechnology company that is focused on the development of therapeutic, medical device and diagnostic products related to adenosine 5’-triphosphate (ATP) and cell-surface P2 receptors (P2R). Duska owns or has exclusive license rights to a number of proprietary products, four of which are currently in various stages of development for the treatment and diagnosis of certain cardiac arrhythmias, enhancement of sperm motility, treatment of chronic obstructive pulmonary disorder, and mitigation of the toxic effects of radiation exposure. For more information, visit Duska's website at www.duskatherapeutics.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. The forward-looking statements are based on current expectations, estimates and projections made by management. Duska intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. All statements in this release regarding the future outlook related to Duska are forward-looking statements, including the statements that the Company believes that the FDA would consider a New Drug Application (NDA) under section 505(b)(2) for ATPaceTM subject to additional clinical data to be furnished by the Company. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Additional uncertainties and risks are described in Duska's most recently filed SEC documents, such as its most recent annual report on Form 10-KSB, all quarterly reports on Form 10-QSB and any current reports on Form 8-K filed since the date of the last Form 10-KSB. Copies of these filings are available through the SEC website at http://www.sec.gov. All forward-looking statements are based upon information available to Duska on the date hereof. Duska undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

Contact information:

James S. Kuo, M.D., M.B.A.
Chairman and CEO
Duska Therapeutics, Inc.
470 Nautilus Street, Suite 300
La Jolla, CA 92037
Phone: 858.551.5700
Fax:     858.551.5704
Email: kuoj@duskascientific.com